UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 17, 2021

PVH CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (212)-381-3500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
   (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
   (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	PVH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of PVH Corp. (the “Company”) was held on June 17, 2021 (the “2021 Annual Meeting”).  There were present in person or by proxy at the 2021 Annual Meeting holders of 65,068,361 shares of the Company’s common stock.  These shares present represented approximately 91% of the shares of common stock eligible to be voted at the meeting.  The holders of the common stock voted on the matters reported below.
The following directors were elected to serve for a term of one year:
	For	Against	Abstain	Broker Non-Vote
Brent Callinicos	62,770,454	222,866	36,578	2,038,463
George Cheeks	62,837,303	155,612	36,983	2,038,463
Emanuel Chirico	61,765,527	1,246,165	18,206	2,038,463
Joseph B. Fuller	61,464,072	1,541,372	24,454	2,038,463
Stefan Larsson	62,791,570	204,675	33,653	2,038,463
V. James Marino	62,197,526	796,373	35,999	2,038,463
G. Penny McIntyre	62,770,466	228,009	31,423	2,038,463
Amy McPherson	62,592,372	406,606	30,920	2,038,463
Henry Nasella	61,331,320	1,661,948	36,630	2,038,463
Allison Peterson	62,833,738	165,541	30,619	2,038,463
Edward R. Rosenfeld	62,566,542	431,161	32,195	2,038,463
Amanda Sourry	61,862,176	1,136,418	31,304	2,038,463
The proposal to approve, in a non-binding, advisory vote, the compensation paid to the Company’s named executive officers was approved. The vote was: FOR – 59,982,866; AGAINST – 2,966,430; ABSTAIN – 80,602; and there were 2,038,463 broker non-votes.
The proposal for Ernst & Young LLP to serve as the Company’s independent auditors for its current fiscal year was ratified. The vote was: FOR – 63,853,266; AGAINST – 1,197,657; and ABSTAIN – 17,438.  There were no broker non-votes for this proposal.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2021	PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer
Executive Vice President, General Counsel and Secretary